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                                                                     EXHIBIT P12

                      MCDONNELL INVESTMENT MANAGEMENT, LLC

                                 CODE OF ETHICS

     This Code of Ethics ("Code") has been adopted by McDonnell Investment Management, LLC ("McDonnell"). The Code applies to all employees, officers and members of McDonnell ("Covered Persons").

     The policy of McDonnell is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of McDonnell, or its Covered Persons, and the interests of McDonnell's advisory clients ("Clients"). Federal securities laws, including the Investment Company Act of 1940 and the Investment Advisers Act of 1940 and rules thereunder, require that McDonnell establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. Implementation and monitoring of these standards inevitably places some restrictions on the freedom of the investment activities of those people.

     This Code of Ethics has been adopted by McDonnell to meet those concerns and legal requirements. Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to the Legal/Compliance Department.

I.   STANDARDS OF BUSINESS CONDUCT

     GENERAL PROHIBITIONS. All supervised persons must comply with all applicable federal securities laws. The Investment Company Act, Investment Advisers Act, and the rules thereunder make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by Clients to:

     a.   employ any device, scheme or artifice to defraud Clients;

     b. make any untrue statement of a material fact, omit to state a material fact or in any way mislead Clients regarding a material fact;

     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Clients;

     d.   engage in any manipulative practice with respect to Clients; or

     e. engage in any manipulative practice with respect to securities, including price manipulation.

     FIDUCIARY DUTY. As a fiduciary, McDonnell has an affirmative duty to act solely in the best interests of its clients and to make a complete and unbiased disclosure of all material facts relating to the investment advice it provides clients, particularly in situations in which McDonnell's interests may conflict with those of a client. Consistent with this duty, McDonnell

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must at all times act in its clients' best interests, and its conduct will be measured against a higher standard of conduct than that applied generally in ordinary commercial transactions. Among the specific fiduciary obligations that McDonnell has are:

     a. duty to have a reasonable, independent basis for its investment advice and recommendations;

     b. a duty to obtain best execution for clients' securities transactions when the adviser is in a position to select brokers;

     c. a duty to ensure that its investment advice is suitable and appropriate given each client's objectives, needs, and circumstances;

     d. a duty to refrain from entering into transactions, including personal securities transactions, that are inconsistent with client interests; and

     e.   an obligation to be loyal to its clients.

     PERSONAL SECURITIES TRANSACTIONS. The Code regulates personal securities transactions as a part of the effort by McDonnell to detect and prevent conduct that might violate the general prohibitions outlined above. A personal securities transaction is a transaction in a security in which a Covered Person has a beneficial interest.

     SECURITY is interpreted very broadly for this purpose, and includes any right to acquire any security (an option or warrant, for example).

     You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from action in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under Section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of Section 16). Examples of beneficial interest and a copy of Rule 16a-1(a), defining beneficial ownership, are attached as Appendix A.

     In any situation where the potential for conflict exists, transactions for Clients must take precedence over any personal transaction. Covered Persons owe a duty to Clients to conduct their personal securities transactions in a manner that does not interfere with Clients' portfolio transactions or otherwise take inappropriate advantage of their relationship to Clients. Personal securities transactions must comply with the Code of Ethics and should avoid any actual or potential conflict of interest between your interests and Clients' interests.

     Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.


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     INSIDER TRADING. Employees are forbidden to buy or sell any security, either personally or on behalf of others, while either McDonnell or the employee is in possession of material, non-public information (inside information) concerning the security or the issuer. A violation of McDonnell's insider trading policies may result in criminal and civil penalties, including imprisonment and substantial fines. An employee aware of or in possession of inside information must report it immediately to the Chief Compliance Officer. Employees should refer to Section 7.5 ("Insider Information and Ethical Wall Policy") of McDonnell's Compliance Manual or consult the Legal/Compliance Department for further information.

     CONFIDENTIALITY. There is a basic fiduciary premise that information concerning the identity of security holdings and financial circumstances of clients is confidential. All Covered Persons are prohibited from disclosing to persons outside the firm any non-public information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm's trading strategies, except as required to effectuate securities transactions on behalf of a client.

     REGULATION S-P. In most jurisdictions, laws and regulations govern McDonnell's collection and use of personal information about clients and employees, including the disclosure of such information by McDonnell to business partners and other third parties. In particular, Federal Regulation S-P ("Reg S-P") protects "consumers" and "customers" (as defined in Reg S-P) from an investment adviser or investment company disclosing their "non-public personal information" to persons unaffiliated with such adviser or investment company without their knowledge or consent. Employees should refer to Section 8.4 ("Privacy Procedures") of the Compliance Manual or consult the Legal/Compliance Department for further information.

     OTHER RESTRICTIONS. The Code also regulates certain other conduct that conflicts, potentially conflicts or raises the appearance of an actual conflict with the interests of Clients, as a part of the effort by McDonnell to detect and prevent conduct that might violate the policy of McDonnell regarding conflict of interests or the general prohibitions outlined above.

II.  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     A. NO TRANSACTIONS WITH CLIENTS. No Covered Person shall knowingly sell to or purchase from a Client any security or other property, except securities issued by that Client.

     B. NO CONFLICTING TRANSACTIONS / PENDING CLIENT ORDERS. No Covered Person shall purchase or sell a security on a day during which a Client has a pending purchase or sale order in that same security.

     C. HOLDING PERIOD. All trades for which preclearance (described below) has been obtained, including short sales and permissible option trades, are subject to a 60-day holding period from the trade date, except that a security held for at least 30 days may be sold at a loss or no gain. Any profits realized on trades executed


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          within the 60-day holding period shall be disgorged to the Client or a charitable organization as determined by the Chief Compliance Officer.

     D. LIMIT ORDERS. No Covered Person shall enter into limit orders that extend beyond the date that preclearance was obtained (i.e., one day).

     E. PRIVATE PLACEMENTS. All Covered Persons are prohibited from purchasing a security in a private placement or any other offering exempt from registration under the Securities Act of 1933, as amended, unless they have obtained prior written approval from the Chief Compliance Officer;

          Provided, that in determining whether to grant permission for such private placement, the Chief Compliance Officer shall consider, among other things, whether such investment opportunity should be reserved for clients of McDonnell, and whether such transaction is being offered to the person because of his or her position with McDonnell;

          Provided further, that any such Covered Person who has received such permission shall be required to disclose such an investment when participating in any subsequent consideration of such security for purchase or sale by clients of the Adviser, and that the decision to purchase or sell such security should be made by persons with no personal direct or indirect interest in the security.

     F. PUBLIC OFFERINGS. All Covered Persons are prohibited from purchasing securities during an initial or secondary public offering.

     G. PORTFOLIO MANAGER "BLACK-OUT PERIOD". Portfolio managers may not buy or sell a security within 7 calendar days before or after any Client, over which such portfolio manager exercises investment discretion, trades in such security.

     H. SHORT SELLING. All Covered Persons are prohibited from short selling any security, whether or not it is held in a McDonnell client portfolio, except that short selling against broad market indexes and "against the box" are permitted.

III. COMPLIANCE PROCEDURES

     A. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. All personal securities transactions by Covered Persons must be conducted through brokerage accounts that have been identified to McDonnell. Each such brokerage account must be set up to deliver duplicate copies of all confirmations and statements to McDonnell. No exceptions to this policy will be made.

     B. PRECLEARANCE. Except as provided in Section IV below, all personal securities transactions by Covered Persons must be cleared in advance by the Legal/Compliance Department (personal securities transactions for whom must be precleared in advance by a member of the Executive Committee) in accordance


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          with the procedures set forth below. This includes transactions in closed-end funds, including Exchange Traded Funds (ETF's). All precleared personal securities transactions must be executed within the same business day after preclearance, otherwise the preclearance will expire and the request must be made again. Purchases through an issuer direct purchase plan must be precleared on the date the purchaser writes the check to the issuer's agent. Authorization for purchases through an issuer direct purchase plan is effective until the issuer's agent purchases the security.

          1. All Covered Persons must preclear their transactions by submitting a Trade Authorization Form (a copy of which is attached as Attachment D) to the Legal/Compliance Department;

          2. The Legal/Compliance Department shall verify whether the purchase or sale of any security is in compliance with the Code and shall preclear any such transaction if it does not violate the Code;

          3. The Legal/Compliance Department shall sign the Trade Authorization Form; communicate authorization to the Covered Person; and shall note on the Trade Authorization Form the time of such communication;

          4. The Legal/Compliance Department shall maintain the originally executed Trade Authorization Form and will forward a copy to the Covered Person; and

          5. The Legal/Compliance Department shall review all Covered Person duplicate confirmations and statements to verify that all personal securities transactions have been properly precleared.

     C.   OTHER RESTRICTIONS.

          1. GIFTS. No Covered Person may accept any gift or other thing of more than a $100 value from any person or entity that does business with or on behalf of McDonnell, or seeks to do business with or on behalf of McDonnell. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. It is not the intent of the code to prohibit the everyday courtesies of business life. Therefore, excluded from this prohibition is an occasional meal, ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose. However, any entertainment event provided to an employee where the host is not in attendance is treated as a gift and is subject to the aforementioned $100 limit.

          2. OUTSIDE BUSINESS ACTIVITIES. No Covered Person may become an officer, director or employee of a company not affiliated with McDonnell or otherwise engage in outside business activities Before you engage in any such activities, you are required to obtain written approval. Failure to obtain such


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               approval may subject McDonnell to severe regulatory penalties and civil liability and you to disciplinary action, up to and including termination of employment. Activities on behalf of trade associations are not included in this prohibition. In no event may you participate in any outside activity that interferes with your duties at McDonnell.

          Covered Persons are required to request and receive written approval from the General Counsel (or the General Counsel's designee), before you may: (1) engage in any business other than that of McDonnell; (2) accept employment or compensation from any person or organization other than McDonnell; (3) serve as an officer, director, member, partner, or employee of a business organization other than McDonnell; or (4) except as provided below, own any stock or have any financial interest, directly or indirectly, in any other business organization.

          Also, note that involvement in an outside business activity that begins permissibly may evolve into a violation of applicable laws and regulations if the nature or scope of that business or participation changes. Covered Persons should notify the Legal/Compliance Department promptly of any changes to the business plan or business lines of the outside business activity or of any changes in participation.

     D. DISCLOSURE OF PERSONAL HOLDINGS. Each Covered Person shall disclose his or her personal securities holdings no later than ten days after commencement of employment with McDonnell (Attachment A), and annually thereafter (Attachment C) as of December 31 of each year.(1) Annual reports shall be delivered to McDonnell no later than January 30 of the following year.

     E.   REPORTING PERSONAL SECURITIES TRANSACTIONS.

          1. Each Covered Person shall (i) identify to McDonnell any brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver to McDonnell duplicate confirmations of all transactions and duplicate account statements.

          2. Each Covered Person shall report all personal securities transactions during a quarter to McDonnell no later than ten days after the end of the quarter.

               Quarterly transaction reports shall include the following information:

               For each transaction:

                    -    the date of the transaction;

----------
(1) the information must be current as of a date no more than 45 days prior to the date the person becomes an employee or, for annual reports, no more than 45 days before the report is submitted.


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               -    title, interest rate and maturity date (if applicable),
                    number of shares and the principal amount of each security involved;

               - the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

               -    the price at which the transaction was effected;

               - the name of the broker, dealer or bank with or through which the transaction was effected; and

               -    the date the report is submitted.

          In addition, for each account established during the quarter in which securities are held for the benefit of a person, the quarterly report shall include:

               - the name of the broker, dealer or bank with whom the account was established;

               -    the date the account was established; and

               -    the date the report is submitted.

     F. REPORTS MAY BE IN ANY FORM. Quarterly transaction reports filed pursuant to Section III (E)(2) of this Code may be in any form (including copies of confirmations or account statements) including the information required by Section III(E)(2).

          A Covered Person will be deemed to have satisfied the quarterly reporting requirement, and is not required to file a quarterly report of any transactions executed through brokerage or other accounts identified to McDonnell and for which duplicate account statements showing all transactions are delivered to McDonnell.

          Any personal securities transaction which for any reason does not appear in the trading or brokerage records described above shall be reported as required by Section III(E)(2) of this Code.

     G. MONITORING OF TRANSACTIONS. The Chief Compliance Officer, or his designee, will review the holdings and transaction reports filed and monitor the trading patterns of Covered Persons.

     H. CERTIFICATION OF COMPLIANCE. Each Covered Person is required to certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code (Attachment C). Each Covered Person is also required to certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. To


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          accomplish this, a copy of the Code shall be distributed annually with a certification request.

          Each Covered Person who has not engaged in any personal securities transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

          In addition, on a quarterly basis, each Covered Person is required to complete a Quarterly Affirmation of Compliance (Attachment B) and return it to the Chief Compliance Officer no later than the 10th calendar day following the end of the quarter.

          Also, whenever there is a material Amendment to the Code, each Covered Person is required to submit a written acknowledgement that they have received, read, and understood the amendments to the code.

     I. REVIEW BY THE BOARDS OF DIRECTORS/TRUSTEES OF INVESTMENT COMPANY CLIENTS. McDonnell shall prepare an Annual Issues and Certification Report to the boards of Directors/Trustees of investment company Clients that:

          1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

          2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

          3. certifies that McDonnell has adopted procedures reasonably necessary to prevent violations of the Code; and

          4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     J. REPORTING MISCONDUCT. If you believe you may have violated any laws, this Code of Ethics, or other standards of conduct adopted by McDonnell, you are expected to report it to McDonnell immediately. In addition, if you observe or become aware of any illegal or improper conduct on the part of another employee or a consultant, supplier, client, counterparty or other third party, you should communicate that information to your direct supervisor and, if appropriate or necessary, to a more senior manager or the General Counsel, to make certain the situation will be addressed. All violations, or allegations of violations, of this Code must be reported to the Chief Compliance Officer.


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IV.  EXEMPT TRANSACTIONS

     The provisions of this Code are intended to restrict the personal investment activities of Covered Persons only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of Section II (Restrictions on Personal Securities Transactions) and Section III (Compliance Procedures) of this Code shall not apply to:

     A. Purchases or sales effected in any account over which the Covered Persons have no direct or indirect influence or control;

     B. Purchases or sales in any account (including an investment advisory account, trust account or other account) of such Covered Person (either alone or with others) over which a person other than the Covered Person (including an investment adviser or trustee) exercises investment discretion if:

               - the Covered Person does not know of the proposed transaction until after the transaction has been executed;

               - the Covered Person previously has identified the account to McDonnell and has affirmed to McDonnell that (in some if not all cases) he or she does not know of proposed transactions in that account until after they are executed.

          This exclusion from the preclearance requirement is based upon the Covered Person not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the Covered Person becomes aware of any transaction in such investment advisory account before it is executed, the Covered Person must seek preclearance of that transaction before it is executed.

     C.   Purchases or sales of:

          1.   Direct obligations of the Government of the United States;

          2. shares of open-end investment companies (mutual funds), except for shares of any mutual fund managed by McDonnell;

          3. transactions in units of a unit investment trust ("UIT") if the UIT is invested exclusively in unaffiliated mutual funds;

          4. bank certificates of deposit, commercial paper, bankers acceptances, or repurchase agreements; and

          5.   listed index options and futures.

     D. Certain corporate actions - any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations,


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          spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

     E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     F. Automatic investment plans- purchases or sales made automatically in accordance with a predetermined schedule and allocation, such as dividend reinvestment plans.

     G. Purchases or sales of McDonnell units (including exercise of option grants); and

     H. Purchases or sales which receive prior approval because they are not inconsistent with this Code or the provisions of Rule 17j-1(a) under the Investment Company Act.

V.   EXCEPTIONS

     A. Notwithstanding the foregoing, the Chief Compliance Officer, or his or her designee, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal securities transaction in their sole discretion without being required to specify any reason for the refusal.

     B. Upon proper request by a Covered Person, the Executive Committee will consider for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Covered Person. The Chief Compliance Officer will in his/her sole discretion determine whether the request is appropriate for consideration by the Executive Committee. The decision regarding such relief or exemption is within the sole discretion of the Executive Committee.

VI.  CONSEQUENCES FOR FAILURE TO COMPLY WITH THE CODE

     Compliance with this Code of Ethics is a condition of employment by and membership of McDonnell. Taking into consideration all relevant circumstances, McDonnell will determine what action is appropriate for any breach of the provisions of the Code. Possible actions include letters of sanction, financial penalty, suspension, termination of employment, or removal from office, or in serious cases, referral to law enforcement or regulatory authorities.

     Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by McDonnell to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.


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VII. RETENTION OF RECORDS

     McDonnell shall maintain the records listed below for a period of five years at McDonnell's principal place of business in an easily accessible place:

     A.   a list of all Covered Persons during the period;

     B. receipts signed by all Covered Persons acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

     C. a copy of each code of ethics that has been in effect at any time during the period;

     D. Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

     E. A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred; and

     F. A record of any decision and supporting reasons for approving the acquisition of securities by Covered Persons in limited offerings.

Adopted effective November 28, 2006


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APPENDIX A - EXAMPLES OF BENEFICIAL OWNERSHIP

     For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

- securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

- securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

- securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

- securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

- securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

- securities held by a personal holding company controlled by you alone or jointly with others;

- securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

- securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will NOT be deemed to have beneficial ownership of securities in the following situations:

- securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

- securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

     These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the Legal/Compliance Department.

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                                  ATTACHMENT A

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

     CODE OF ETHICS. McDonnell Investment Management, LLC ("McDonnell") has adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by McDonnell personnel. A copy of the Code is attached to this letter. As a condition of your continued employment with McDonnell, you are required to read, understand and abide by the Code.

     POLICY AND PROCEDURES TO PREVENT THE MISUSE OF INSIDE INFORMATION. McDonnell also has adopted a written policy and procedures to prevent the misuse of Inside Information (the "Policy"), a copy of which is also attached. Acknowledgment of compliance with the Policy is an additional condition of continued employment with McDonnell.

     COMPLIANCE PROGRAM. The Code and Policy require that all personnel furnish to McDonnell the names and addresses of any firm with which you have any investment account. You are also required to furnish to McDonnell copies of your monthly or quarterly account statements, or other documents, showing all purchases or sales of securities in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish a report of your personal securities holdings within 10 days of commencement of your employment with McDonnell and annually thereafter. These requirements apply to any investment account, such as an account at a brokerage firm, trust account at a bank, custodial account or similar types of accounts.

     Any questions concerning the Code or the Policy should be directed to the Legal/Compliance Department.

     I affirm that I have read and understand the Code of Ethics ("Code") and the Policy and Procedures to Prevent the Misuse of Inside Information ("Policy"). I agree to the terms and conditions set forth in the Code and the Policy.


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              Signature                                   Date

                                  ATTACHMENT B

QUARTERLY AFFIRMATION OF COMPLIANCE

I affirm that:

     1. During the past quarter to the best of my knowledge, I have complied with the Code of Ethics ("Code") and the Policy and Procedures to Prevent the Misuse of Inside Information ("Policy").

     2. I have provided to McDonnell the names and addresses of each investment account that I have with any firm, including, but not limited to, broker-dealers, banks and others.

     3. I have provided to McDonnell copies of account statements showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code during the most recently-ended calendar quarter.

          or

          During the most recent calendar quarter there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.


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              Signature                                   Date

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                                  ATTACHMENT C

TO:

FROM: COMPLIANCE OFFICER

DATE:

RE: ANNUAL COMPLIANCE CERTIFICATE

Please print out the following pages and complete and return them to Elaine Eckert in the Legal/Compliance Department by JANUARY 30, 2007.

          *** SEC RULES REQUIRE THAT EVERY EMPLOYEE MUST HAVE AN ANNUAL COMPLIANCE CERTIFICATE AND SECURITIES AND HOLDINGS REPORT ON FILE ***

Also, please make sure that the certificate and the securities and holdings report are signed and dated. Even if you do not own any brokerage accounts or have any holdings, it is still necessary to return the signed form.

Please do not hesitate to call me at x8646 with any questions.

Thank you.


------------------------------------
Paul Carter

ANNUAL COMPLIANCE CERTIFICATE

PERIOD JANUARY 1, 2006 TO DECEMBER 31, 2006

CODE OF ETHICS

This is to certify that during the course of my employment with McDonnell Investment Management LLC for the period stated above, I have complied with the policies and procedures as set forth in the Code of Ethics ("Code") and have reported all personal securities transactions covered by the Code.

I confirm that ITEM 1 of the attached PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT represents a complete and accurate record of all securities accounts over which I have, or had, a "beneficial" interest (as defined in the Code) that were open at any point during the time period covered.

Further, I confirm that ITEM 2 of the attached PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT represents a complete and accurate record of all securities covered by the Code in which I had a "beneficial" interest at DECEMBER 31, 2006.

POLICY AND PROCEDURES TO PREVENT THE MISUSE OF INSIDE INFORMATION

This is to certify that during the course of my employment with McDonnell Investment Management LLC for the period stated above, I have complied with the Policy and Procedures to Prevent the Misuse of Inside Information ("Policy") and will continue to do so. I agree to promptly report any violation or possible violation of these policies and procedures to the Chief Compliance Officer.

-------------------------------------   ----------------------------------------
                 Name                                     Date


-------------------------------------
              Signature

                PERSONAL SECURITIES ACCOUNTS AND HOLDINGS REPORT

     In accordance with MIM's Code of Ethics (the "Code"), please provide a list of all of your securities accounts and securities holdings in which you have a beneficial interest. More detailed instructions are set forth below. You will be asked to complete this report upon entering MIM's employment and annually thereafter. IN ADDITION, DURING THE COURSE OF THE YEAR, IF YOU OPEN A NEW ACCOUNT OR OTHERWISE OBTAIN A BENEFICIAL INTEREST IN A SECURITIES ACCOUNT, THE CODE REQUIRES THAT YOU REPORT THAT NEW ACCOUNT IN WRITING TO THE CHIEF COMPLIANCE OFFICER. If you have any question as to whether a security account or holding should be reported on this Report, you should consult with the Chief Compliance Officer. IF YOU DO NOT HAVE ANY SECURITIES ACCOUNTS TO REPORT, WRITE NONE.

Item 1. List below all securities accounts in which you have a beneficial interest. See Appendix A to the Code of Ethics for examples of situations in which you will be deemed to have a beneficial interest in a security.

     Codes for Column (5): A - A COPY OF YEAR-END ACCOUNT STATEMENT IS ATTACHED

                           B - COPIES OF MY STATEMENT ARE SENT TO MCDONNELL BY
                               MY FINANCIAL INSTITUTION EVERY PERIOD

                           C - SECURITY HOLDINGS ARE LISTED INDIVIDUALLY IN ITEM
                               II OF THIS REPORT

                                                                              (4) Was account still       (5)
                                                                              active at 12/31/06?     Is account
                                                                                    YES OR NO          statement
                                  (2) ACCOUNT NAME                             (If "no", give date     attached?
(1) NAME OF BROKERAGE FIRM   (e.g., John and Joan Doe)   (3) ACCOUNT NUMBER      account closed)      CIRCLE ONE
--------------------------   -------------------------   ------------------   ---------------------   ----------
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C

                                                                              (4) Was account still       (5)
                                                                               active at 12/31/06?    Is account
                                                                                    YES OR NO          statement
                                  (2)ACCOUNT NAME                              (If "no", give date     attached?
(1) NAME OF BROKERAGE FIRM   (e.g., John and Joan Doe)   (3) ACCOUNT NUMBER      account closed)      CIRCLE ONE
--------------------------   -------------------------   ------------------   ---------------------   ----------
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C
                                                                                                         A B C

     Item 2. Please provide a list of all securities in which you have a beneficial interest. See Appendix A to the Code for examples of situations in which you will be deemed to have a beneficial interest in a security. You need not include securities that you obtained in Exempt Transactions as defined in the Code. IF YOU DO NOT HAVE ANY SECURITIES HOLDINGS TO REPORT, WRITE NONE. INSTEAD OF FILLING OUT THIS FORM, YOU MAY ATTACH COPIES OF THE MOST RECENT STATEMENTS OF EACH OF THE ACCOUNTS LISTED ABOVE.

                                   Number of
                                   Shares or        Brokerage Firm
                     Type of     Principal(3)   (or other institution)
NAME OF SECURITY   Security(2)      Amount            where Held
----------------   -----------   ------------   ----------------------


NOTE: CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS

     I CERTIFY THAT THE STATEMENTS MADE BY ME ON THIS FORM ARE TRUE, COMPLETE, AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF AND ARE MADE IN GOOD FAITH.


-------------------------------------   ----------------------------------------
                 Date                                   Signature

----------
(2) Insert the following symbol as pertinent to indicate the type of security held: C-common stock, P-preferred stock, O-option, W-warrant, D-debt security, and X-other.

(3)  For Debt Securities.

                                  ATTACHMENT D
               PERSONAL SECURITIES TRANSACTIONS AUTHORIZATION FORM
                      MCDONNELL INVESTMENT MANAGEMENT, LLC

Print Name:
            --------------------------------------------------------------------

Social Security #:
                   -------------------------------------------------------------

Brokerage Firm:
                ----------------------------------------------------------------

I hereby request permission to effect a transaction in the security as indicated below for my own account or other account in which I have a beneficial interest or legal tide. I affirm that this transaction is not based on any material, non-public information and I am not aware of any facts suggesting that this transaction represents potential conflict of interest.

THE APPROVAL WILL BE EFFECTIVE ONLY FOR A TRANSACTION COMPLETED BETWEEN THE HOURS OF 9:30 A.M. AND 4:00 P.M. (NEW YORK TIME) ON THE DAY OF APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.

I am familiar with and agree to abide by the requirements set forth in the McDonnell Investment Management, LLC Code of Ethics and particularly the following:

ALL EMPLOYEES:

1. I represent that this security is not involved in an Initial or Secondary Public Offering nor is it being purchased as part of a private placement.

2.   I represent that this is not a limit order that extends beyond one day.

3. In the case of a sale, I represent that if I have owned this security for less than sixty (60) days, I am selling at either a loss or no gain. I agree that any profits realized on trades executed with the 60-day holding period will be disgorged to charity.

4. I represent that I am not aware of any pending purchase or sale by a McDonnell Investment Management, LLC client in this security.

PORTFOLIO MANAGERS (IN ADDITION TO #1-4 ABOVE):

5. I represent that I have not purchased or sold this security within the last seven (7) calendar nor do I have plans to purchase or sell this security within the next seven (7) calendar days in any client accounts under my primary responsibility.

-----------------   -----------------   -----------------   --------------------
Name of Security    Symbol/CUSIP        Buy/Sell            Date Acquired*

* If shares being sold were purchased on more than one date, each acquisition date must be listed for purposes of determining holding period (use the back of form if necessary).


-------------------------------------   -------------------   ------------------
Signature                               Date                  Extension/Phone

Permission: ____ Granted
                           ---------   -------   -------------------------------
                           Date         Time     Signature of Compliance Officer

            ____ Denied

                                                             Fax: (630) 368-3977